UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 18, 2005

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 16, 2005, Halozyme Therapeutics, Inc. (the “Company”) entered into a Commercial Supply Agreement (the “Agreement”) with Avid Bioservices, Inc. (“Avid”). The following description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is attached to this Form 8-K.

Avid will manufacture, under current good manufacturing practice, Halozyme’s first recombinant human enzyme on a non-exclusive basis over the next two years. This enzyme will be used in Cumulase™ and Enhanze SC™, Halozyme’s first two product candidates, as well as in other products currently in development. Avid will produce up to seven batches per year of the enzyme under the terms of the Agreement. Halozyme anticipates that it will begin the next phase of manufacturing in early March of 2005.

The press release announcing the transaction is filed as Exhibit 99.1 and a form of the Agreement is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1*	Commercial Supply Agreement between Halozyme Therapeutics, Inc. and Avid Bioservices, Inc., dated February 16, 2005.

99.1	Press Release dated February 17, 2005.

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this agreement and have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

February 18, 2005	By:	/s/ David A. Ramsay

David A. Ramsay Secretary and Chief Financial Officer